SECURITIES EXCHANGE COMMISSION



                       Washington, D.C. 20549



                             FORM  8-K
                           Amendment No. 3


                           CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act
    1934



            Date of Report:       December 23, 1997



                          MARATHON BANCORP

          (Exact name of registrant as specified in its charter)



                             CALIFORNIA

                  (State of jurisdiction of incorporation)



                               0-12510

                       (Commission File Number)



                              95-3770539

                   (IRS Employer Identification No.)



          11150 West Olympic Boulevard, Los Angeles, CA      90064

     (Address of principal executive offices)              (Zip Code)





    Registrant's telephone number, including area code: 310-996-9100


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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTS


On October 20, 1997, the Board of Directors approved the recommendation of the Audit Committee of the Board of Directors to (i) engage Vavrinek, Trine, Day & Co., LLP as the independent accountants for Marathon Bancorp and (ii) dismiss Deloitte & Touche LLP as such independent accountants subject to the Board's Executive Committee giving their final approval after meeting with the partner assigned. The Executive Committee met on October 27, 1997 with Vavrinek, Trine, Day & Co., LLP and gave their approval.



During the     fiscal year ended December 31, 1996 and the
subsequent interim period through September 30, 1997, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement. During the fiscal year of 1995 there was a disagreement with Deloitte & Touche LLP on the market valuation of two of the Company's other real estate owned properties. The Deloitte Touche valuation was less and Deloitte & Touche felt it could not issue an opinion on the December 31, 1995 financials unless the lower valuation was used. The disagreement was settled with the Company accepting and using the lower valuation. There were no other disagreements on any other matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures and
(ii) Deloitte & Touche LLP has not advised the registrant of any reportable events as defined in paragraph
(A) through (D) of Regulation S-K Item 304 (a) (1) (v).


The accountants' report of Deloitte & Touche LLP on the consolidated financial statements of Marathon Bancorp and subsidiary as of and for the years ended December 31, 1995 and December 31, 1996 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Deloitte & Touche LLP is attached as Exhibit 1.





Item 7. FINANCIAL STATEMENTS AND EXHIBITS.





     A. Exhibits:


          Exhibit 16.  Letter re change in certifying
accountants.




                                Page 2




                              SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authority.





   __December 23, 1997_

Date





                         __Marathon Bancorp__

                              (Registrant)






                Craig Collette, President & C.E.O.

                             (Signature)



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